Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: David Mordy Phone 713.207.6500

For Immediate Release	Page 1 of 4

CenterPoint Energy announces 2016 earnings guidance of $1.12 to $1.20 per diluted share

•	Reaffirms 2015 full-year earnings guidance of $1.05 to $1.10 per diluted share

•	Reiterates target of 4-6% annual EPS growth in 2016, 2017 and 2018 on a guidance basis

Houston – Feb. 1, 2016 - CenterPoint Energy, Inc. (NYSE: CNP), today announced earnings guidance for 2016 to be in the range of $1.12 to $1.20 per diluted share and reaffirmed its expected earnings guidance for the year ending Dec. 31, 2015, to be in the range of $1.05 to $1.10 per diluted share.

Outlook for 2016

Earnings guidance for 2016 includes a target of 4-6 percent earnings per share growth from existing businesses and investments. Additional accretive earnings per share benefits are expected to come from:

•	Investment of $363 million in Enable preferred security, and

•	Expansion of the company’s non-regulated Energy Services business.

2015 Earnings Guidance Reaffirmed

On a consolidated basis, CenterPoint Energy reaffirms earnings on a guidance basis for 2015 in the range of $1.05 to $1.10 per diluted share.

The guidance range for 2015 and for 2016 considers utility operations performance to date and certain significant variables that may impact utility operations earnings, such as weather, regulatory and judicial proceedings, throughput, commodity prices, effective tax rates, and financing activities. In providing this guidance, the company does not include other potential impacts, such as changes in accounting standards or unusual items, earnings from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s energy service business.

In providing guidance, the company assumes for equity investments in midstream operations a 55.4 percent limited partner ownership interest in Enable Midstream and includes the amortization of CenterPoint Energy’s basis differential in its investment. The company’s guidance takes into account such factors as Enable Midstream’s most recent public outlook dated Nov. 4, 2015, and effective tax rates. The company does not include other potential impacts such as any changes in accounting standards,

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For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: David Mordy Phone 713.207.6500

For Immediate Release	Page 2 of 4

impairments or Enable Midstream’s unusual items. At this time, the company expects to take a non-cash impairment on its interest in Enable Midstream in connection with preparation of its fourth quarter and full year 2015 financials.

Earnings Growth Outlook Reaffirmed

The company reiterates a target range of 4-6 percent earnings growth per annum through 2018. The company also anticipates earnings per share contributions from Utility Operations and Midstream Investments of 70-75 percent and 25-30 percent, respectively.

Previously Disclosed Company News

•	On Jan. 20, 2016, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of 25.75 cents per share, which represents a 4 percent increase from the previous quarterly dividend and if annualized, would equate to $1.03 per share.

•	On Jan. 29, 2016, CenterPoint Energy announced an agreement to invest $363 million in Enable Midstream Partners’ 10 percent perpetual preferred security. Enable will redeem $363 million of notes payable to a wholly-owned subsidiary of CenterPoint Energy bearing rates of 2.1 percent to 2.45 percent due in 2017. The transaction is expected to close prior to the end of the first quarter of 2016 and is expected to be accretive to CenterPoint Energy’s earnings.

•	On Jan. 29, 2016, CenterPoint Energy Services, Inc., (CES) an indirect, wholly-owned subsidiary of CenterPoint Energy, Inc., announced that a purchase agreement had been signed to acquire Continuum’s energy services business for $77.5 million, plus working capital.

Fourth Quarter and Full Year Earnings Conference Call

CenterPoint Energy’s management will host an earnings call on Friday, Feb. 26, 2016, at 10 a.m. Central time or 11a.m. Eastern. Company executives will discuss the company’s 2015 earnings results as well as its revised capital expenditure forecast and the convergence of utility rate base and utility earnings growth.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. The company also owns a

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For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: David Mordy Phone 713.207.6500

For Immediate Release	Page 3 of 4

55.4 percent limited partner interest in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp., which owns, operates and develops natural gas and crude oil infrastructure assets. With more than 7,400 employees, CenterPoint Energy and its predecessor companies have been in business for more than 140 years. For more information, visit the website at www.CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, targeted dividend growth rate, expected accretion, or expected impairment charges and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses (including the businesses of Enable Midstream Partners (Enable Midstream)), including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform, tax legislation, and actions regarding the rates charged by CenterPoint Energy’s regulated businesses; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) the timing and outcome of any audits, disputes or other proceedings related to taxes; (5) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (6) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (7) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials, and the impact of commodity changes on producer related activities; (8) weather variations and other natural phenomena, including the impact on operations and capital from severe weather events; (9) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (10) the impact of unplanned facility outages; (11) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (12) changes in interest rates or rates of inflation; (13) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of its financing and refinancing efforts, including availability of funds in the debt capital markets; (14) actions by credit rating agencies; (15) effectiveness of CenterPoint Energy’s risk management activities; (16) inability of various counterparties to meet their obligations; (17) non-payment for services due to financial distress of CenterPoint Energy’s customers; (18) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a wholly owned subsidiary of NRG Energy, Inc., and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (19) the ability of retail electric providers, and particularly the largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (20) the outcome of litigation brought by or against CenterPoint Energy or its subsidiaries; (21) CenterPoint Energy’s ability to control costs, invest planned capital, or execute growth projects; (22) the investment performance

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For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: David Mordy Phone 713.207.6500

For Immediate Release	Page 4 of 4

of pension and postretirement benefit plans; (23) potential business strategies, including restructurings, joint ventures, and acquisitions or dispositions of assets or businesses, for which no assurance can be given that they will be completed or will provide the anticipated benefits to CenterPoint Energy; (24) acquisition and merger activities involving CenterPoint Energy or its competitors; (25) future economic conditions in regional and national markets and their effects on sales, prices and costs; (26) the performance of Enable Midstream, the amount of cash distributions CenterPoint Energy receives from Enable Midstream, and the value of its interest in Enable Midstream, and factors that may have a material impact on such performance, cash distributions and value, including certain of the factors specified above and: (A) the integration of the operations of the businesses contributed to Enable Midstream; (B) the achievement of anticipated operational and commercial synergies and expected growth opportunities, and the successful implementation of Enable Midstream’s business plan; (C) competitive conditions in the midstream industry, and actions taken by Enable Midstream’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable Midstream; (D) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly natural gas and natural gas liquids, the competitive effects of the available pipeline capacity in the regions served by Enable Midstream, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable Midstream’s interstate pipelines; (E) the demand for natural gas, NGLs and transportation and storage services; (F) changes in tax status; (G) access to growth capital; and (H) the availability and prices of raw materials for current and future construction projects; (27) effective tax rate; (28) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as in CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, June 30, 2015, September 30, 2015, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), CenterPoint Energy also provides guidance based on adjusted diluted earnings per share, which is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure.

Management evaluates financial performance in part based on adjusted diluted earnings per share and believes that presenting this non-GAAP financial measure enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods by excluding items that Management does not believe most accurately reflect its fundamental business performance, which items include the items reflected in the reconciliation table of this news release. This non-GAAP financial measure should be considered as a supplement and complement to, and not as a substitute for, or superior to, the most directly comparable GAAP financial measure and may be different than non-GAAP financial measures used by other companies.

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